Exhibit 10.1

THIS NOTE (AS DEFINED BELOW) MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROMISSORY NOTE

Principal Amount: US$100,000.00	Issue Date: December 12, 2018

NEUROONE MEDICAL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to LIFESTYLE HEALTHCARE LLC, a Delaware limited liability company, with address at 4524 Westway Avenue, Dallas, TX 75205, or its permitted assigns or successors (the “Holder”) the principal amount of One Hundred Thousand Dollars (US$100,000.00) (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined). This Note shall not bear interest. Payment of all principal due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Note shall have the respective meanings hereinafter specified.

“Event of Default” has the meaning set forth in Section 4.1.

“Maturity Date” means the earlier to occur of (x) December 12, 2019 or (ii) the closing of a Qualified Financing.

“Note” means this Promissory Note, as the same may be amended, modified or restated.

“Qualified Financing” means the next equity round of financing of the Company in whatever form or type that raises in excess of $5,000,000 gross proceeds.

ARTICLE II

general provisions

SECTION 2.1 Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

SECTION 2.2 Prepayment. This Note may be prepaid by the Company in whole or in part.

SECTION 2.3 Security Interest. This Note is unsecured.

SECTION 2.4 Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE III

COVENANTS

The Company covenants and agrees that so long as this Note shall be outstanding:

SECTION 3.1 Payment of Note. The Company will punctually, according to the terms hereof, pay or cause to be paid all amounts due under this Note. The Company will pay the Holder at the Holder’s address shown above or at such other place as the Holder may designate in writing.

SECTION 3.2 Notice of Default. If any one or more events occur that constitute or, with the giving of notice or the lapse of time or both, would constitute an Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

ARTICLE IV

REMEDIES

SECTION 4.1 Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a) The Company shall default in the due and punctual payment of the Principal Amount of this Note when and as the same shall become due and payable;

(b) The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) calendar days;

(c) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(d) The Company shall seek the appointment of a statutory manager or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company; or

(e) It becomes unlawful for the Company to perform or comply with its obligations under this Note.

SECTION 4.2 Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding Principal Amount of this Note.

SECTION 4.3 Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

ARTICLE V

miscellaneous

SECTION 5.1 Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

SECTION 5.2 Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid or (iii) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to the Holder, to its address shown above or at such other place as the Holder may designate in writing and, if to the Company, to its principal office.

SECTION 5.3 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

SECTION 5.4 Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of Minnesota and they hereby submit to the exclusive jurisdiction of the courts of the State of Minnesota, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

SECTION 5.5 Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

SECTION 5.6 No Sinking Fund; Convertibility. This Note is not entitled to the benefit of any sinking fund. This Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary.

SECTION 5.7 Amendments; Waivers. Any provision of this Note may be amended, modified or waived if and only if the Holder of this Note and the Company have consented in writing to such amendment, modification or waiver of any such provision of this Note. Any consent or waiver given by the Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

SECTION 5.8 Further Issues. The Company may, without the consent of the Holder, create and issue additional notes having the same terms and conditions as this Note so that such further notes shall be consolidated and form a single series with the Note.

SECTION 5.9 No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

SECTION 5.10 Assignment; Binding Effect. This Note may not be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer on the date hereinabove written.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ David Rosa
Name: David Rosa
Title: CEO